FOR IMMEDIATE RELEASE

CONTACT:
Randall E. Black
Chief Executive Officer & President
570-662-2121

CITIZENS FINANCIAL SERVICES, INC. HOLDS ANNUAL MEETING

Mansfield, Pennsylvania; April 17, 2024.  Citizens Financial Services, Inc. held its 2024 annual meeting of shareholders (the “Annual Meeting”) on April 16, 2024 at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania.

At the Annual Meeting, the following four Class 1 directors were duly elected to serve for three-year terms, and until their successors are elected and qualified:  Robert W. Chappell, Roger C. Graham, Jr., and R. Joseph Landy.  The three Class 1 directors will serve until the April 2027 Annual Meeting.

The following corporate directors retained their positions but were not standing for election this year:  Randall E. Black, Rinaldo A. DePaola, Mickey L. Jones, R. Joseph Landy, Thomas E. Freeman, Christopher W. Kunes, David Z. Richards, Jr., and Alletta M. Schadler.

Additionally, shareholders voted (1) to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2024, (2) to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement, and (3) to take an advisory vote each year to approve the compensation of the Company’s named executive officers.